EXHIBIT 10.13

EMPLOYERS MUTUAL CASUALTY COMPANY

1993 EMPLOYEE STOCK PURCHASE PLAN

Section 1.	Purpose

The Employers Mutual Casualty Company (“EMCC”) 1993 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of Employers Mutual Casualty Company and its Subsidiaries and Affiliates (as hereinafter defined) (collectively, the “Company”) may use voluntary, systematic payroll deductions and lump sum deposits to purchase shares of Common Stock (“Stock”) of EMC Insurance Group Inc. (“EMC Group”) and thereby acquire an interest in the future of the Company. It will strengthen the ability of the Company to attract and retain employees by furnishing additional incentives whereby certain present and future employees may be encouraged to acquire, or to increase their holdings of, the Stock of EMC Group, thus maintaining their personal interest in the Company’s success and progress. The term “Subsidiary” shall mean any corporation of which a majority of voting stock or voting power is owned or controlled directly or indirectly by EMCC. The term “Affiliate” shall mean any non-stock corporation which is required under Iowa law to be shown as a member of the EMCC Insurance Holding Company System.

Section 2.	Options to Purchase Stock

The maximum number of shares of Stock available under the Plan for resale pursuant to the exercise of options granted under the Plan (“options”) to employees of the Company (“employees”) is an aggregate of 500,000 shares for which EMCC shall provide from Stock (i) owned by EMCC, (ii) purchased by EMCC on the open market, or (iii) acquired by EMCC through means other than purchase on the open market.

Section 3.	Option Period

The period of January 1 to the last business day of June and the period of July 1 to the last business day in December shall each be deemed an “Option Period.” A business day is defined as any day on which EMCC’s home office in Des Moines, Iowa is open for regular business.

Section 4.	Eligible Employees

Except as otherwise provided herein and in Section 21, each employee who is employed by the Company on the first day of the month immediately preceding any Option Period shall be eligible to participate in the Plan and shall be deemed an “Eligible Employee”; provided, however, that no employee shall be eligible if the employee’s customary employment is twenty (20) hours or less a week or five (5) months or less in any calendar year.

Section 5.	Methods of Participation

Each Eligible Employee may elect to participate in the Plan by executing and delivering, during the first 20 days of the month preceding the commencement of an Option Period (i.e., December or June), a payroll deduction authorization in accordance with Section 6. In lieu of a payroll deduction authorization, an Eligible Employee may participate in the Plan by a lump sum contribution as provided in Section 8. By either method, such employee shall thereby become a Participant in the Plan (“Participant”) and shall remain a Participant until his or her participation is terminated as provided in the Plan.

Section 6.	Grant of Options

Each person who is a Participant on the first business day of an Option Period shall as of such day be granted an option to purchase Stock for such period. Such first day is also referred to as the “Date of Grant”. Such option shall be for the number of shares of Stock to be determined by dividing (a) the balance in the Participant’s Plan account including accrued interest as of the last business day of the Option Period (“Exercise Date”) by (b) the purchase price per share of the Stock as determined under Section 9, and eliminating any fractional share from the quotient. The Company shall reduce on a substantially proportionate basis the number of shares of Stock to be purchased by each Participant upon exercise of his or her option for an option Period in the event that the number of shares then available for purchase under the Plan is otherwise insufficient.

Section 7.	Payroll Deductions

The payroll deduction authorization shall request withholding, at a rate of not less than 2% nor more than 10%, from the Participant’s compensation by means of substantially equal payroll deductions over the Option Period. For purposes of the Plan, “compensation” shall mean all Company compensation earned by the Participant, before any deductions or withholdings, but excluding bonuses, commissions, overrides, moving allowances, overseas allowance, and payments under stock option plans and other employee benefit plans. The withholding rate shall be a whole, and not a fractional, percentage of the Participant’s compensation. A Participant may change the withholding rate of his or her payroll deduction authorization by the execution of a new payroll deduction authorization which shall then be effective for the next Option Period. All amounts withheld in accordance with a Participant’s payroll deduction authorization shall be credited to a Plan account for such Participant.

Section 8.	Lump Sum Contributions

A lump sum contribution may be made by an Eligible Employee once during any Option Period; provided, however, that (a) payment must be made at least thirty (30) days prior to the Exercise Date of the applicable Option Period, (b) payment may not be made by an Eligible Employee who is participating through payroll deductions, and (c) the lump sum contribution payment and option is irrevocable and may not be canceled prior to the Exercise Date. No lump sum contribution in any six month Option Period may be greater than 5% nor less than 1% of the Participant’s compensation (as defined in Section 7) in such Option Period.

Section 9.	Purchase Price

The purchase price of Stock issued pursuant to the exercise of an option under the Plan shall be 85% of the fair market value of the Stock at the Exercise Date. Fair market value shall be deemed to be the mean between the high and low prices for the Exercise Date as reported in The Wall Street Journal. In the event the high and low prices for the Exercise Date are not published in The Wall Street Journal, then the prices published in The Wall Street Journal for the closest date prior thereto shall be used.

Section 10.	Exercise of Option

If an employee is a Participant in the Plan on the Exercise Date of an Option Period, he or she shall be deemed to have then exercised the option granted to him or her for that period. Upon such exercise, the Company shall apply the balance of the Participant’s Plan account (including accrued interest) to the purchase of the number of whole shares of Stock determined under Section 6. The balance, if any, of the Participant’s Plan account in excess of the total purchase price of the whole shares so purchased shall be carried over to the next Option Period, except that such balance (including interest, if any) shall be returned to the Participant if he or she has previously elected not to participate in the Plan during the next Option Period. No fractional shares shall be issued under the Plan.

In the exercise of the Option, the Company shall either issue a stock certificate evidencing the Participant’s ownership of the shares of Stock so purchased (in which case such certificate will be held in custody by the Company’s stock transfer agent for a period of one year from and after the Exercise Date) or, if so authorized by EMC Group’s Board of Directors, the Stock so purchased may be in the form of non-certificated shares (i.e., in book entry form), in which case the book entry will, for a one-year period from and after the Exercise Date, be restricted from all forms of transfers by the Company’s stock transfer agent. During such one-year period, the Participant shall generally have the rights and privileges of a shareholder including the right to vote, to receive dividends, and to have such shares participate in EMC Group’s Dividend Reinvestment and Common Stock Purchase Plan (subject to such restrictions as EMC Group’s Board may impose); provided, however, that the Participant shall not be entitled to delivery of the stock certificate (if issued in such form), and none of the shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, except in the event of an earlier termination of the Participant’s employment with the Company. Upon expiration of the one-year period, or upon an earlier termination of the Participant’s employment for any reason, including death, such Participant (or his or her legal representative) shall, within thirty days of such expiration or termination, either receive the stock certificate(s) evidencing his or her shares of Stock, if issued in such form, or receive notice that the transfer restrictions (which were previously imposed by the stock transfer agent in the book entry evidencing the Participant’s ownership of such shares of Stock) have been lifted.

As used herein, the term “stock transfer agent” means Harris Trust and Savings Bank, Chicago, Illinois, or such other successor bank or trust company as the Company shall name.

Section 11.	Interest

Plan accounts will accrue interest compounded daily at the rate quoted for six month U.S. Treasury Bills on the first business day of the Option Period as reported in The Wall Street Journal, or if The Wall Street Journal is not published or does not list the Bills, then in such other appropriate newspaper of general circulation as the Board of Directors may prescribe.

Section 12.	Cancellation and Withdrawal

A Participant who holds an option under the Plan may, at any time prior to the Exercise Date, cancel all (but not less than all) of his or her option by written notice delivered to EMCC unless that Participant has made a lump sum contribution during the current Option Period. Upon such cancellation, the balance in his or her Plan account, including accrued interest, shall be returned to the Participant.

A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to EMCC and shall thereby cease to be a Participant as of such date. Any participant who voluntarily terminates his or her payroll deduction authorization prior to the Exercise Date of an Option Period shall be deemed to have canceled his or her option.

Section 13.	Termination of Employment

Except as otherwise provided in Section 14, upon the termination of a Participant’s employment with the Company for any reason whatsoever, he or she shall cease to be a Participant, and any unexercised option held by him or her under the Plan shall be deemed canceled, the balance of his or her Plan account (including accrued interest) shall be returned to him or her, and he or she shall have no further rights under the Plan. For purposes of this Section 13, a Participant’s employment will not be considered terminated in the case of sick leave or other bona fide leave of absence approved for purposes of this Plan by the Company.

Section 14.	Death or Retirement of Participant

In the event a Participant holds any unexercised option at the time his or her employment with the Company is terminated (1) by his or her retirement within three months of the Exercise Date, or (2) by his or her death at any time, then such Participant (or his or her legal representative) may, by a writing delivered to EMCC on or before the Exercise Date, elect either (a) to cancel any such option and receive in cash the balance in his or her Plan account including accrued interest, or (b) to have the balance in his or her Plan account applied as of the Exercise Date to the exercise of his or her option pursuant to Section 10. In the event such Participant (or his or her legal representative) does not file a written election as provided above, any outstanding option shall be treated as if an election had been filed pursuant to the subparagraph (a) above.

Section 15.	Participant’s Rights Not Transferable, Etc.

All participants granted options under the Plan shall have the same rights and privileges. Except as otherwise provided for in Section 14, each Participant’s rights and privileges under any option granted under the Plan shall be exercisable during his or her lifetime only by the Participant, and shall not be sold, pledged, assigned, or otherwise transferred in any manner whatsoever except by will or the laws of descent and distribution. In the event any Participant violates the terms of this Section, any options held by the Participant may be terminated by EMCC and, upon return to the Participant of the balance of his or her Plan account, all of the Participant’s rights under the Plan shall terminate.

Section 16.	Employment Rights

Neither the adoption of the Plan nor any of the provisions of the Plan shall confer upon any Participant any right to continue employment with the Company or affect in any way the right of the Company to terminate the employment of a Participant at any time.

Section 17.	Change in Capitalization

In the event of (i) a Stock dividend, (ii) a Stock split, (iii) a reclassification, or (iv) any other change in the authorized number or par value of the Stock, then the remaining number of 500,000 shares of Stock provided under Section 2, which have not been sold to Participants, shall be appropriately adjusted by the Board of Directors of EMCC, whose determination shall be binding on all persons. In the event of a merger in which EMC Group is not the surviving corporation or in the event of the sale or transfer of substantially all of EMC Group’s assets (other than by the grant of a mortgage or security interest), all outstanding options shall thereupon terminate, provided that prior to the effective date of any such merger or sale of assets, the Board of Directors of EMCC shall either (a) return the balance in all Plan accounts and cancel all outstanding options, or (b) accelerate the Exercise Date provide for in Section 10, or (c) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the Participants replacement options having equivalent terms and conditions as determined by the Board of Directors of EMCC. In the event of (a) or (b) of the preceding sentence, the one-year holding period for shares purchased under the Plan shall be terminated, and EMCC shall provide appropriate notice of such termination to the stock transfer agent in order to allow for the release and distribution of any Stock certificate(s) then being held in custody, and/or to allow for the removal of any transfer restrictions previously placed on shares held in book entry form.

Section 18.	Administration

The Plan will be administered by the Board of Directors (the “Board”) of EMCC, a majority of whose members are not eligible to participate in the Plan. Members of the Board who are eligible to participate in the Plan will abstain from voting on Plan administration matters. A majority vote of the ineligible directors will be required to take any action regarding the Plan.

The Board shall have the authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to establish appropriate rules and regulations relating to the Plan, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations shall be conclusive and shall bind all parties, including Participants and any and all persons claiming under or through any Participant.

The Board may, in its discretion, designate an administrator for the day to day operations of the plan.

Section 19.	Amendment and Termination of Plan

The Board of Directors of EMCC may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that no such amendment (except to the extent explicitly required or permitted herein) will, without the approval of the stockholders of EMC Group, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) cause options issued under the Plan to fail to meet the requirements of an “Employee Stock Purchase Plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended or restated from time to time (the “Code”), or (d) amend the provisions of this Section 19 of the Plan, and no such amendment will adversely affect the right of any Participant (without his or her consent) under any unexercised option previously granted. Notwithstanding the foregoing, the Board may, without shareholder approval, increase the number of shares which may be issued under the Plan to reflect adjustments made pursuant to Section 17 of the Plan.

The Plan may be permanently or temporarily terminated at any time by the Board, but no such termination shall adversely affect the rights and privileges of Participants with unexercised options. Any such termination shall be effective as of the close of business on the Exercise Date of the then current Option Period, but after the exercise of the then current options.

Section 20.	Approval of Stockholders and Policyholders

The Plan shall be subject to the approval of the stockholders of EMC Group and the policyholders of EMCC, which approvals shall be secured within twelve months after the date the Plan is adopted by the Board of Directors of EMCC.

Section 21.	Limitations on Eligibility

Notwithstanding any other provision of the Plan,

(a)    An employee shall not be eligible to receive an option pursuant to the Plan if, immediately after the grant of such option to him or her, that employee would (in accordance with the provisions of Sections 423 and 424 of the Code) own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all shares of stock of EMC Group; and

(b)    No employee shall be granted an option under the Plan which would permit his or her rights to purchase shares of Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of such Stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Section 423 of the Code.

Section 22.	Effective Date

This Plan shall become effective on June 1, 1993, with the first Option Period commencing July 1, 1993.

Section 23.	Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Section 24.	Governing Laws

This Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of Iowa.